Exhibit 10.24

SMI Loan No. AO110205

MORTGAGE NOTE

DO NOT DESTROY THIS NOTE: When paid, this Note should be marked "Satisfied" and delivered to Maker.

$975,000.00

December 15, 2000

1. Payment; Interest Calculations. FOR VALUE RECEIVED, the undersigned ("Maker"), jointly and severally, promises to pay in lawful money of the United States, to the order of StanCorp Mortgage Investors, LLC, an Oregon limited liability company ("Holder"), at its office in Portland, Oregon, or such other place as Holder may designate, the principal of a loan of Nine Hundred Seventy Five Thousand and No/100ths Dollars ($975,000.00) obtained from Holder, and interest thereon, in One Hundred Twenty (120) equal monthly payments of Eight Thousand One Hundred Seventy Five and No/100ths Dollars ($8,175.00) payable on the first day of each month, commencing with the first day of March, 2001, together with such other sums as may become due hereunder or under any instrument securing this Note, until the entire indebtedness is fully paid, except that any remaining indebtedness if not sooner paid shall be finally due and payable on the first day of February, 2011, which is the maturity date of this Note. The interest included in the aforesaid payments, unless increased as otherwise provided in this Note, shall be calcluated at the rate of Eight and One-Half (8.500%) percent per annum (the "Note Rate') upon the unpaid balance of principal 'of this Note. Maker, jointly and severally, also promises to pay interest at the Note Rate from the date of disbursement of the loan proceeds evidenced by this Note (the "Disbursement Date") to the date from which interest is included in the first payment previously described. Every payment received with respect hereto shall be applied, in any order that may be determined by

.

Holder in its sole discretion, to sums under this Note, including, without limitation: (a) late charges; (b) expenses paid or funds advanced by Holder with interest thereon at the Default Rate when applicable (as hereinafter defined); (c) any prepayment premiums due with respect to any payment and any other premiums which may remain unpaid; (d) accrued interest on the principal balance from time to time remaining unpaid; and (e) subject to prepayment provisions herein, the principal balance hereunder.

2. Waiver. To the extent permitted by law, each and every maker, surety, guarantor, endorser or signatory this Note and any other party now or hereafter liable for the payment of this Note, in whatever capacity, whether in whole or in part hereby (a) waives notice of intent to demand, presentment for payment, notice of demand, demand, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, filing of suit, and diligence in collecting this Note and/or enforcing any of the security herefore; (b) agrees that Holder shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or against the Property (as hereinafter defined), it being understood that Holder may exercise its rights hereunder and pursue its remedies in any order and at any time it desires, and may, without notice to or consent of any

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such person, and without in any way diminishing the obligations of any such person; (c) consents to Holder dealing with any such person with reference to this Note by way of forbearance, extension, modification, compromise or otherwise; (d) consents and agrees to any and all extensions, releases, renewals, partial payments, surrenders, exchanged, substitutions of security herefor, compromises, discharges or modifications and any other indulgence with respect to any of any right or obligation secured by or provided by the Mortgage securing this Note (the “Mortgage”) or any other instrument securing this Note, before or after the maturity of this Note, without notice thereof to any of them; or (e) take any other action which Holder may deem reasonable appropriate to protect its security interest in the property securing this Note (the “Property”). Any such action(s) taken under the preceding sentence may be taken against one, all, or some of such persons, and Holder may take any such action against one differently than another of such persons, in Holder’s sole discretion.

3. Default; Default Rate. Time is material and of the essence hereof with respect to the payment of any sums of any nature by and the performance of all duties or obligations of the Maker. Each of the following shall be an Event of Default under this Note: (a) failure to make any payment of principal and/or interest or any other payment required by the provisions of this Note or of any instrument securing this Note on the date such payment or payments are due; (b) failure to perform any other provision of this Note or of any instrument securing this Note; or (c) falsity in any material respect of the warrantees in the Mortgage or of any representation, warranty or information furnished by Maker or its agents to Holder in connection with the loan evidenced by this Note (the "Loan"). Upon the occurrence of any Event of Default, any sum not paid as provided in this Note of in any instrument securing this Note, shall, at the option of Holder, without notice, bear interest from such due date at a rate of interest (the "Default Rate") equal to four (4) percentage points per annum greater than the Note Rate, or the maximum rate of interest permitted by law, whichever is the lesser, and, at the option of Holder, the unpaid balance of principal, accrued interest, plus any other sums due under this Note, or under any instrument securing this Note shall at once become due and payable, without notice except as described in Paragraph 11, and shall bear interest at the Default Rate. If an Event of Default occurs during a period of time in which prepayment is permitted only on payment of a prepayment charge, such charge shall be computed as if the sum declared due on default were a prepayment and shall be added to the sums due and payable hereunder.

4. Late Charges. If any payment is not received by Holder (or by the correspondent if a correspondent has been designated by Holder to receive payments) within five (5) calendar days after its due date, Holder, at its option, may assess a late charge equal to five cents for eac6 $1.00 of each overdue payment or the maximum late charge permitted by the laws of the state in which the Property is located, whichever is less. Such late charge shall be due and payable on demand, and Holder, at its option, may (a) refuse to accept any late payment or any subsequent payment unless accompanied by such late charge, (b) add such late charge to the pf1nclp~1 balance of this Note or (c) treat the failure to pay such late charge as demanded as an Event of Default hereunder. If such late charge is added to the principal balance of this Note, it shall bear interest at the Default Rate. The1ate charge is compensation for damages suffered by Holder and does not constitute interest.

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5. Prepayment Restrictions, Charges. Additional charges for the privilege of prepaying sums owing hereunder will be imposed in the following amounts, or in such amounts as permitted by law, whichever is less:

(a) During the first five (5) Loan Years, amounts paid during anyone (1) Loan Year in excess of ten percent (10%) of the original principal Loan balance shall include an additional payment equal to one (1) year's interest on such excess amount; and

(b) Thereafter, amounts paid during anyone (1) Loan Year in excess of 10% of the original principal loan balance shall include an additional payment equal to six (6) months' interest on such excess amount.

As used in this Note, "Loan Year" means a period of time beginning on the Disbursement Date or on any anniversary of the Disbursement Date and ending one year thereafter,

Notwithstanding the foregoing, Maker may prepay all sums owing under this Note without the imposition of a prepayment charge at any time within ninety (90) days of the maturity date of this Note.

6. Acknowledgments Regarding Default Rate, Late Charges and Prepayment

(a) Maker acknowledges and agrees that (i) a default in making the payments herein agreed to be paid when due will result in the Holder incurring additional expense in servicing the loan, loss to Holder of the use or the money due, and frustration to Holder in meeting its other commitments, (ii) if for any reason it fails to pay any amounts due hereunder, Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages, and (iii) the Default Rate and the1ate charge described in this Note are a reasonable estimate of such damages.

(b) Maker acknowledges and agrees that (i) prepayment prior to the maturity date may result in loss to Holder, (ii) the amount of the loss will depend on the interest rates at the time of prepayment, the amount of principal prepaid and the length of time remaining between the prepayment date and the scheduled maturity date, (iii) prepayment is most likely to occur when interest rates have dropped below the Note Rate, and (iv) because it is extremely difficult and impractical to ascertain now the amount of loss Holder may suffer in the event of prepayment, (A) Holder shall be entitled to damages for the loss caused by prepayment and (B) the prepayment charge described in this Note is a reasonable measure of such damages. Maker agrees that the prepayment charge described in this Note shall be imposed, to the extent permitted by law, whether the prepayment is voluntary, involuntary or by operation of law, in connection with an Event of Default, or

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required by Holder in connection with a transfer or contract to transfer the Property, provided that no prepayment charge shall be added to sums prepaid with casualty insurance proceeds or condemnation awards.

(c) Maker expressly (i) waives any right to prepay the Loan without payment of the prepayment charge described above in connection with a transfer or contract to transfer the Property by Maker, or a successor in interest of the undersigned, and (ii) agrees to pay such prepayment charge as provided above in connection with such a transfer or contract to transfer.

(d) Maker represents that it is a knowledgeable real estate investor and fully understands the effect of the charges, waivers and agreements contained above. Maker acknowledges and agrees that the making of the loan by Holder at the interest rate and with the other terms described herein is sufficient consideration for such charges, waiver and agreement, and that Holder would not make this loan on these terms without such charges, waiver and agreement.

7. Expenses and Attorney Fees. If Holder refers this Note to an attorney for collection or seeks legal advice following a default alleged in good faith under this Note; if Holder is the prevailing party in any litigation instituted in connection with this Note; or if Holder or any other person initiates any judicial or nonjudicial action, suit or proceeding, including but not limited to a foreclosure sale, in connection with this Note or the security therefore, and an attorney is employed by Holder to (a) appear in any such action, suit or proceeding, (b) reclaims, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Holder's interest in this Note, the Mortgage, or any other security for this Note, (including but not limited to proceedings at appellate revels, under federal bankruptcy law, in eminent domain, under probate proceedings, or in connection with any state or federal tax lien), or (c) assist Holder in any foreclosure sale, then, in any such event, Maker shall pay attorney's fees and costs’ and expenses incurred by Holder and/or its attorney in connection with the above-mentioned events and any appeals related to such events, including but not limited to costs incurred in searching records, the cost of title reports, the cost of appraisals, and the cost of surveyors’ reports. If not paid within ten days after such fees, costs and expenses become due and written demand for payment is made upon Maker, such amount may, at Holder's option, be added to the principal of the Note and shall bear interest at the Default Rate.

8. No Usury. In no event shall any payment of interest or any other sum payable hereunder both (a) violate the usury laws of the state in which the Property is located and (b) allow Maker to bring a claim for usury or raise usury as a defense in any action on this Note. If it is established that both (a) and (b) have occurred, and any payment exceeding lawful limits has been received, Holder shall refund such excess or, at its option, credit the excess amount to principal, but such payments shall not affect the obligation to make periodic payments required herein.

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9. Security. The indebtedness evidenced by this Note is secured by the Mortgage of even date and may be secured by other security instruments.

10. Due on Sale or Encumbrance.

(a) Generally. The Loan is personal to Maker and not assignable. In making it, Holder has relied on Maker's credit, Maker's interest in the Property, and the financial market conditions at the time the Loan is made. Except as described in paragraphs 10(c) and (d) below, in the event of a sale, conveyance, transfer or encumbrance, directly or indirectly, either voluntarily, involuntarily or by operation of law, If the title to or possession of all or part of the Property (a "Transfer"), Holder may declare the entire balance of this Loan immediately due and payable.  Such event, and to the extent permitted by law, a prepayment charge calculated in accordance with the prepayment provisions of the Note shall be added to the sum due and payable. Alternatively, the provisions in the Note, the Mortgage and any other instruments securing the Note may be modified, at Holder's sole option, to conform to provisions being offered by Holder in similar Loans at the time Holder’s waiver is sought, or in the event Holder is not offering similar Loans at such time, on such reasonable terms as Holder may determine.

(b) Transfer Examples. For the purpose of, and without limiting the generality of the foregoing, the occurrence at any time of any of the following events, shall constitute a Transfer:

 (i) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, all or any part of the legal and/or equitable title to the Real Property;

(ii) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any share of stock of Maker if Maker is a corporation;

(iii) Any sale, conveyance, assignment or other transfer of, or the grant of security interest in, any general partnership interest in Maker if Maker is a partnership; or

 (iv) Any sale, conveyance, assignment or other transfer of, or the grant of a security interest in, any member's interest in Maker if Maker is a limited liability company.

Notwithstanding the foregoing, transfers between or among existing shareholders, partners, or members of Maker shall not constitute Transfers so long as the Loan is not in default at the time of such transfers and Holder receives prompt written notice of such transfers.

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(c) Permitted Third-Party Transfer. If Maker makes a written request to Holder ("Transfer Request") for a third-party transfer, Holder will waive its acceleration and prepayment call rights under Paragraph 10 (a), if the Loan is not then in default and the following conditions are met:

(i) The following items, all of which must be satisfactory to Holder, in its sole and absolute discretion, shall be submitted to Holder with the Transfer Request:

(A) The identity and organization al documents for the purchaser of the Property;

(B) The financial statements, financial strength, tax returns and credit history of the purchaser;

(C) The current rent roll for the Property;

(D) The operating statements for the Property:

(i)  A current year-to-date; and

(ii) The two most recent years/historical;

(E) The current leases for the Property;

(F) A current environmental inspection report for the Property;

(G) The sale agreement and related documents; and

(H) A detailed description of the source of the purchaser’s equity in the Property.

(ii) The purchaser evidences a history of Property management satisfactory to Holder for contracts for management of the Property with a property management firm satisfactory to Holder.

(iii) If the amount then due on the Note exceeds seventy percent (70%) of the sale price of the Property, the balance due on the Note shall be reduced to an amount which does not exceed seventy percent (70o/Q) of the sales price and the remaining monthly payments of principal and interest may be adjusted to amortize the reduced principal balance over the remaining term of the Loan, at Holder's discretion. Any amount prepaid under this provision may be paid without a "prepayment charge, provided however,

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any additional amount Maker or the purchaser desires to prepay, if any, shall be subject to applicable prepayment charges.

 (iv) The purchaser promptly signs and delivers to Holder, Holder's assumption documents.

(v) Maker furnishers to Holder, at Maker's expense, an endorsement to Holder’s title insurance policy insuring the continued validity, enforceability, and priority of the Mortgage following the assumption. The form and content of the endorsement shall be satisfactory to Holder. If required by the Holder or the title insurer, the Maker shall furnish estoppels and subordination agreements from tenants of the Property and other necessary parties inform and substance acceptable to the Holder and the title insurer.

(vi). In the event the Loan was made with a requirement imposed upon the Maker to complete any specified repairs of the Property, the Maker shall not be entitled to a consent by Holder pursuant to the terms of this provision until such repairs have been completed to Holder's satisfaction.

(vii) The Holder may, at its option, require tax reserves as referred to in paragraph A.8 of the Mortgage, whether or not previously waived conditionally or otherwise as a condition to it's consent.

(viii) Holder is paid a lump sum fee of one percent (l%) of the1oan balance.

(ix) The payment of a transfer fee to Holder's designated servicing agent in an amount equal to one percent (1%) of the loan balance.

(x) Maker will be released from liability for payment of the Loan.

(xi) Without limiting the generality or effect of the foregoing, waiver by Holder of its right to accelerate the Loan upon any transfer or contract to transfer, or to require satisfaction of the conditions set forth in this subparagraph, shall not be deemed a waiver by Holder of its right to accelerate the Loan upon any other transfer or contract to transfer or, of its right upon such transfer or contract to transfer to require satisfaction of the conditions set forth above in this subparagraph.

(d) Permitted Related-Party Transfer. If Maker (including existing shareholders, members or partners) makes a Transfer Request for a related-party transfer, Holder will waive its acceleration and prepayment call rights under Paragraph 10 (a), if the Loan is not then in default. and the following conditions are met:

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(i) Holder is paid a lump sum fee of $1,000.00;

(ii)Maker and the transferee promptly sign and deliver to Holder, Holder's assumption documents whereby the transferee assumes liability for payment and performance of the Note, the Mortgage, and any other security instruments securing the Note, all to the same extent and tenor of Maker's liability, which shall remain primary and will not be released; and

The transferee is:

(A) The spouse and/or issue of Maker;

(B) The trustee(s) of a testamentary trust for the benefit of the spouse and/or issue of Maker, that succeeded to Maker's interest upon Maker's death, divorce or legal separation;

(C) The trustee(s) of an inter vivos trust established by Maker for estate planning purposes, provided that Maker is a trustee of such trust at the time of transfer; or

(D) A new entity established for estate planning purposes, composed of Maker, Maker's principals, and/or Maker's Spouse and/or issue.

11. Notice and Opportunity to Cure. Notwithstanding any other provision of this Note, Holder shall not accelerate the sums evidenced hereby because of a nonmonetary default (defined below) by Maker unless Maker fails to cure the default within fifteen (15) days of the earlier of the date on which Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term nonmonetary default means a failure by Maker or any other person or entity to perform any obligation contained in the Note or any other Loan document, other than the obligation to make payments provided for in the Note or any other Loan document. If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the fifteen (15) day cure period, the cure period shall be extended up to sixty (60) days so long as Maker has commenced action to cure with in the fifteen (15) day cure period, and in Holder's opinion, Maker is proceeding to cure the default with due diligence. No notice of default and no opportunity to cure, shall be required if during any 12-month period Holder has already sent a notice to Maker concerning default in the performance of the same obligation. None of the foregoing shall be construed to obligate Holder to forebear in any other manner from exercising its remedies and Holder may pursue any other rights or remedies which Holder may have because of a default.

12. Commercial Purpose. The obligation evidenced by this Note is exclusively for commercial or business purposes.

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13. Governing Law. The law of the state where the Property is located shall govern the validity, interpretation, construction and performance of this Note.

14. Successors and Assigns. Whenever used herein, the words "undersigned": "Maker" and "Holder” shall be deemed to include their respective heirs, executor’s administrators, personal representatives, successors and assigns.

NOTICE TO BORROWER

DO NOT SIGN THIS NOTE BEFORE YOU READ IT. THIS NOTE PROVIDES FOR THE PAYMENT OF A CHARGE IF THE NOTE IS REPAID PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THE NOTE AND OTHER CHARGES IF PAYMENTS ARE LATE. IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTE, YOU SHOULD CONSULT YOUR ATTORNEY.

BY: /s/ Ramon L. Burton

Ramon L. Burton

Its: Chief Financial Officer

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Date:

January 5, 2001

Old Republic National Title Insurance Company

400 South Second Street

Minneapolis, Minnesota 55402

Re:   ORNT File No: OR 975322

         File Name:

   Oxboro Medical, Inc.

The undersigned hereby certifies that there have been no changes or improvements to the premises described as:

Lots 2 and 3, Block 1, Bunker Lake Commercial Park

Except as follows:

Since the survey by:

E.G. Rud & Sons, Inc.

Dated:

May 28, 1996

This certification is given to enable Old Republic National Title Insurance Company to waive its standard exception A (Facts which would be disclosed by a comprehensive survey of the premises herein described on its policy of Title Insurance.

Oxboro Medical, Inc.

BY: /s/ Ramon L. Burton

Ramon L. Burton

Its: Chief Financial Officer